REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53202


In planning and performing our
audits of the financial statements of
Segall Bryant  Hamill Emerging
Markets Fund and Segall Bryant
Hamill International Small Cap
Value Fund (the Funds), each a
series of Investment Managers Series
Trust, as of and for the period ended
October 31, 2017, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered their internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Funds
internal control over financial
reporting. Accordingly, we express
no such opinion.

The management of the Funds are
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
A companys internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.   A companys internal
control over financial reporting
includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted
accounting principles, and that
receipts and expenditures of the
company are being made only in
accordance with authorizations of
management and directors of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
companys assets that could have a
material effect on the financial
statements.

Because of inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.   Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis.   A material weakness is a
deficiency, or combination of
deficiencies, in internal control over
financial reporting, such that there is
a reasonable possibility that a
material misstatement of the
companys annual or interim financial
statements will not be prevented or
detected on a timely basis.






Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2017.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust and
the Securities and Exchange
Commission, and is not intended to be
and should not be used by anyone other
than these specified parties.




/S/TAIT, WELLER  BAKER LLP

Philadelphia, Pennsylvania
December 29, 2017



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two